UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2005

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

As reported in Edison Mission Energy’s Current Report on Form 8-K filed December 23, 2004, the Edison International Compensation and Executive Personnel Committee (the “CEP”) approved target annual incentives and goals for 2005 for executive officers of Edison International and its affiliates, including Edison Mission Energy, under the Edison International Executive Incentive Compensation Plan (the “Plan”) on December 16, 2004.  Under the Plan, annual incentive compensation is determined on the basis of company, organizational and individual performance relative to corporate goals.  At its meeting on May 19, 2005, the CEP revised the Plan goals in place for 2005 based on updates to general corporate goals approved by the Edison International Board of Directors.  A copy of the revised goals for 2005 is incorporated herein by reference to Exhibit 99.1 to the Edison International Current Report on Form 8-K dated May 19, 2005.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro Forma Financial Information

Not applicable.

(c)  Exhibits

99.1

2005 performance goals for the Edison International Executive Incentive Compensation Plan, as adopted May 19, 2005, incorporated by reference to Exhibit 99.1 to Edison International’s Current Report on Form 8-K dated May 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy (Registrant)

Date:	May 25, 2005	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer